                                CONTRIBUTION AGREEMENT


                                    by and between

                                  LUDDITE ASSOCIATES

                                    "Contributor"


                                         and


            BEACON CAPITAL PARTNERS, L.P., a Delaware limited partnership

                                       "Beacon"



               Property Name:   545 Technology Square
                                549 Technology Square
                                555 Technology Square (The Draper Building)
                                565 Technology Square
                                575 Technology Square
                                595 Technology Square (Parking Garage)

               Location:        Cambridge, Massachusetts






                                 Date: June ___, 1998

                                  TABLE OF CONTENTS


                                                                          Page

ARTICLE 1 - CONTRIBUTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . 1
     1.1     Real Property . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2     Personal Property . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3     Other Property Rights . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2 - CONTRIBUTION CONSIDERATION . . . . . . . . . . . . . . . . . . . 2

ARTICLE 3 - TITLE MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     3.1     Title to Real Property. . . . . . . . . . . . . . . . . . . . . 3
     3.2     [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 4 - BEACON'S DUE DILIGENCE/CONDITION OF THE PROPERTY . . . . . . . . 4

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS . . . . . . . . . . . . . . . . . . . 5
     5.1     Lease Rentals . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.2     Real Estate and Personal Property Taxes . . . . . . . . . . . . 6
     5.3     Other Property Operating Expenses . . . . . . . . . . . . . . . 6
     5.4     Closing Costs . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.5     Cash Security Deposits. . . . . . . . . . . . . . . . . . . . . 7
     5.6     Apportionment Credit. . . . . . . . . . . . . . . . . . . . . . 7
     5.7     Closing Statement . . . . . . . . . . . . . . . . . . . . . . . 8
     5.8     Delayed Adjustment. . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 6 - CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     6.1     Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     6.2     Title Transfer and Payment of Consideration . . . . . . . . . . 9
     6.3     Contributor's Closing Deliveries. . . . . . . . . . . . . . . . 9
     6.4     Beacon Closing Deliveries . . . . . . . . . . . . . . . . . . .12
     6.5     Delivery of Deed. . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 7 - CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . .13
     7.1     Contributor's Obligations . . . . . . . . . . . . . . . . . . .13
     7.2     Beacon's Obligations. . . . . . . . . . . . . . . . . . . . . .14
     7.3     Waiver of Failure of Conditions Precedent . . . . . . . . . . .14

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .15
     8.1     Beacon's Representations. . . . . . . . . . . . . . . . . . . .15
     8.2     Contributor's Representations . . . . . . . . . . . . . . . . .18
     8.3     General Provisions. . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE 9 - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     9.1     Beacon's Covenants. . . . . . . . . . . . . . . . . . . . . . .24
     9.2     Contributor's Covenants . . . . . . . . . . . . . . . . . . . .30
     9.3     Mutual Covenants. . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE 10 - FAILURE OF CONDITIONS . . . . . . . . . . . . . . . . . . . . .35
     10.1    To Contributor's Obligations. . . . . . . . . . . . . . . . . .35
     10.2    To Beacon's Obligations . . . . . . . . . . . . . . . . . . . .35

ARTICLE 11 - [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 12 - [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 13 - [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 14 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .35
     14.1    Beacon's Assignment . . . . . . . . . . . . . . . . . . . . . .35
     14.2    Designation Agreement . . . . . . . . . . . . . . . . . . . . .36
     14.3    Survival/Merger . . . . . . . . . . . . . . . . . . . . . . . .36
     14.4    Integration; Waiver . . . . . . . . . . . . . . . . . . . . . .37
     14.5    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .37
     14.6    Captions Not Binding; Schedules and Exhibits. . . . . . . . . .37
     14.7    Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . .37
     14.8    Severability. . . . . . . . . . . . . . . . . . . . . . . . . .37
     14.9    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     14.10   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .39
     14.11   No Recordation. . . . . . . . . . . . . . . . . . . . . . . . .39
     14.12   Additional Agreements; Further Assurances . . . . . . . . . . .39
     14.13   Construction. . . . . . . . . . . . . . . . . . . . . . . . . .39
     14.14   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     14.15   Business Day. . . . . . . . . . . . . . . . . . . . . . . . . .40
     14.16   Contributor's Maximum Aggregate Liability . . . . . . . . . . .40
     14.17   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . .41
     14.18   Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . .41
     14.19   WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .41

                                  TABLE OF CONTENTS
                                     (CONTINUED)



                                                                          Page
                                                                          ----

                                       EXHIBITS

EXHIBIT A, Legal Description
EXHIBIT B, List of Contracts
EXHIBIT C, Title Report
EXHIBIT D, Form of Beacon's As-Is Certificate And Agreement
EXHIBIT E, Form of Deed
EXHIBIT F, Form of Bill of Conveyance
EXHIBIT G, Form of Assignment of Leases
EXHIBIT H, Form of Assignment of Contracts
EXHIBIT I, [Intentionally Omitted]
EXHIBIT J, Form of Notice to Tenants
EXHIBIT K, Form of Contributor's FIRPTA Affidavit
EXHIBIT L, Litigation Notices, Contract Defaults and Governmental Violations EXHIBIT M, List of Tenants
EXHIBIT N, List of Employees and Collective Bargaining Agreements
EXHIBIT O, Leasing Guidelines
EXHIBIT P, Form of Beacon LP Amendment
EXHIBIT Q, Form of Registration Rights Agreement
EXHIBIT R, Form of Prospective Investor Questionnaire
EXHIBIT S, Beacon Capitalization
EXHIBIT T, Company Capitalization
EXHIBIT U, Subsidiaries

                                    DEFINED TERMS

                                                                      PARAGRAPH
                                                                      ---------

Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.2
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Assignment of Contracts. . . . . . . . . . . . . . . . . . . . . . . . . 6.3(d)
Assignment of Leases . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(c)
Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3.2
Beacon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Beacon LP Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(p)
Beacon's Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
Beacon's Representatives . . . . . . . . . . . . . . . . . . . . . . . .  8.3.2
Built-in Gain. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1.9(a)
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
Closing Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1.9(a)
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.1.3
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(d)
Contributor Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .  9.1.3
Contributor's Accountants. . . . . . . . . . . . . . . . . . . . . . . . .  5.7
Contributor's knowledge. . . . . . . . . . . . . . . . . . . . . . . . .  8.3.1
Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article 2
Deed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(a)
Designated Employees . . . . . . . . . . . . . . . . . . . . . . . . . .  8.3.1
Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Article 4
Election Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.1
Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
Existing Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.1.4
Lease Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.2
Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(c)
Leasing Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.1
Material Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.2(c)
Material Matter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.2(c)
Mortgages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article 2
New Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.2(b)
OP Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Other Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2.1
Other Property Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3

                                    DEFINED TERMS
                                     (CONTINUED)
                                                                      PARAGRAPH
                                                                      ---------

Owner's Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3
Partnership Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .  8.1.4
Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
Privileged Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article 1
Property Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3(i)
Prudential . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
Pru-Partner-1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
Pru-Partner-2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Realization Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.1
Rejected Contracts . . . . . . . . . . . . . . . . . . . . . . . . .  Article 4
Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.3.1
Reporting Person . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.2(a)
Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . 14.2
Resale Registration Statement. . . . . . . . . . . . . . . . . . . . . .  8.1.7
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2.5
significant portion. . . . . . . . . . . . . . . . . . . . . . . . . . . 11.1.1
Subsequent Period. . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1.9(a)
Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
Tax Protection Period. . . . . . . . . . . . . . . . . . . . . . . . . 9.1.9(a)
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.1.9(a)
Title Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
Title Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
Title Objections . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2.1
Title Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3
Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2.2

                                CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT ("AGREEMENT") is made this ______ day of June, 1998, by and between (i) LUDDITE ASSOCIATES, a general partnership ("CONTRIBUTOR"), and (ii) BEACON CAPITAL PARTNERS, L.P., a Delaware limited partnership ("BEACON").


                                     WITNESSETH:

     WHEREAS, Contributor owns an undivided, fifty percent (50%) interest as tenant in common in the Property (defined below);

     WHEREAS, Contributor desires to transfer and contribute all of its right, title and interest in the Property to Beacon or its designee as a contribution in exchange for common units of limited partnership interest in Beacon (the "OP UNITS"), and Beacon desires to acquire all of Contributor's right, title and interest in the Property in exchange for such OP Units;

     NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:


                         ARTICLE 1 - CONTRIBUTION OF PROPERTY

Contributor agrees to contribute, transfer and assign and Beacon agrees to accept and assume, subject to the terms and conditions stated herein, all of Contributor's undivided, fifty percent (50%) interest as tenant in common in and to the following (herein collectively called the "PROPERTY"):

     1.1 REAL PROPERTY. That certain parcel of real estate located in Cambridge, Massachusetts, and legally described in EXHIBIT A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Contributor's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "REAL PROPERTY"); and

     1.2 PERSONAL PROPERTY. All tangible personal property described in EXHIBIT A to the Bill of Conveyance attached hereto as EXHIBIT F relating to the Real Property (herein collectively called the "PERSONAL PROPERTY"), which intentionally excludes all (i) co-partner or co-tenant communications, agreements and other materials, (ii) materials relating to Contributor's marketing efforts for the disposition of the Property, including, without limitation, communications with other potential purchasers, (iii) projections and other internal memoranda or materials, (iv) appraisals, budgets, Contributor's strategic plans for the Property, internal analyses, computer software, submissions relating to Contributor's obtaining of corporate authorization, and (v) attorney and accountant work product, and all other materials subject to any legal privilege in favor of Contributor, The Prudential Insurance Company of America ("PRUDENTIAL"), PIC Realty Corporation ("PRU-PARTNER-1") and/or Prudential Realty Securities II, Inc. ("PRU-PARTNER-2") (collectively, "PRIVILEGED ITEMS"); and

     1.3 OTHER PROPERTY RIGHTS. (a) Contributor's interest as landlord in all leases encumbering the Real Property on the Closing Date (as defined in SECTION 6.1); and (b) if and to the extent assignable by Contributor, (i) except to the extent terminated by Contributor prior to Closing, all service, supply, maintenance, utility and commission agreements, all equipment leases, and all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements described in EXHIBIT B attached hereto and incorporated herein by this reference (the "EXISTING CONTRACTS"), and (ii) all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property and in Contributor's possession or control (the rights and interests of Contributor described in CLAUSES (A) through (B) hereinabove being herein collectively called the "OTHER PROPERTY RIGHTS").

                        ARTICLE 2 - CONTRIBUTION CONSIDERATION

The total Consideration to be paid by Beacon for the transfer and contribution of Contributor's interest in the Property is a number of OP Units with an aggregate agreed upon value equal to (i) SIXTY ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($61,500,000.00) (the "CONSIDERATION"), MINUS (ii) one-half of the aggregate outstanding principal balance, prepayment premiums and current interest due as of the Closing Date on the debts secured by (a) the August 31, 1976 mortgage (as amended) to Aetna Life Insurance Company, shown on the Title Report, and (b) the February 25, 1977 mortgage (as amended) to Teachers Insurance and Annuity Association of America, shown on the Title Report (collectively, the "Mortgages"), subject to the terms and conditions of this Agreement (including the terms relating to the adjustments and prorations of such amounts). The dollar value of the amount specified in clause (i) of the preceding sentence minus the amount specified in clause (ii) of the preceding sentence is referred to herein as the "AGGREGATE OP UNIT VALUE". The number of OP Units required to be delivered as part of the Consideration at the Closing under the terms of this Agreement, shall be equal to the sum of (x) the first Forty Million Dollars ($40,000,000.00) of Aggregate OP Unit Value divided by an agreed upon per unit value equal to $20.00 per OP Unit, PLUS, (y) all portions of the Aggregate OP Unit Value in excess of Forty Million Dollars ($40,000,000.00) divided by an agreed upon per unit value equal to $21.50 per OP Unit. By way of example, if the Aggregate OP Unit Value is equal to $51,500,000.00, then the number of OP Units required to be delivered as part of the Consideration will be 2,534,884 (($40,000,000 DIVIDED BY $20) + ($11,500,000 DIVIDED BY
$21.50) = (2,000,000 + 534,884)= 2,534,884 OP Units).

                              ARTICLE 3 - TITLE MATTERS

     3.1 TITLE TO REAL PROPERTY. Contributor has previously delivered to Beacon (a) Stewart Title Guaranty Company's (the "TITLE COMPANY") commitment to issue an Owner's Policy of Title Insurance with respect to the Property (the "TITLE REPORT") identified as Title Insurance Commitment File No. 59341-C, with an effective date of December 15, 1997, a copy of which is attached hereto as EXHIBIT C and incorporated herein by this reference, (b) copies of all recorded documents referred to on Schedule B of the Title Report as exceptions to coverage (the "TITLE DOCUMENTS"), and (c) a certified boundary survey of the Property dated January 13, 1998, prepared by Foresight Land Services (the "SURVEY"). Beacon hereby confirms its approval of the Title Report and Survey. Except as provided in
           Section 3.2, Contributor shall transfer, contribute and convey and Beacon shall accept title to the Property, subject to (i) applicable zoning and building ordinances and land use regulations, (ii) such exceptions to title as are listed on Schedule B of the Title Report, including the Title Company's standard printed exceptions, (iii) such state of facts as disclosed in the Survey, (iv) such state of facts as would be disclosed by a physical inspection of the Property, (v) the lien of taxes not yet due and payable, (vi) any exceptions caused by Beacon, its agents, representatives or employees, (vii) such other exceptions as the Title Company shall commit to insure over, without any additional cost to Beacon, whether such insurance is made available in consideration of payment, bonding, indemnity of Contributor or otherwise, (viii) the Leases (as defined in Subsection 6.3(c)) and (ix) the Mortgages (the foregoing exceptions described in clauses (i) through (ix) being herein collectively called the "PERMITTED EXCEPTIONS").

     3.2   [RESERVED].

     3.3 TITLE INSURANCE; SURVEY. At Closing, the Title Company shall issue to Beacon, at Beacon's sole cost and expense, an ALTA Owner's Form of title insurance policy in the form of the Title Report (the "OWNER'S TITLE POLICY"), in the amount of the Consideration, insuring that fee simple title to the Real Property is vested in Beacon subject only to the Permitted Exceptions. Beacon shall be entitled to request that the Title Company provide, at Beacon's sole cost and expense, such endorsements (or amendments) to the Owner's Title Policy as Beacon may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost or additional liability to Contributor, (b) Beacon's obligations under this Agreement shall not be conditioned upon Beacon's ability to obtain such endorsements and, if Beacon is unable to obtain such endorsements, Beacon shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the "TRANSACTION") without reduction of or set off against the Consideration, and (c) the Closing shall not be delayed as a result of Beacon's request. Contributor shall pay one-half of all costs incurred in connection with the preparation of the initial Survey delivered by Contributor, and Beacon shall be required to pay all costs incurred in connection with any update or modification thereof requested by Beacon.


             ARTICLE 4 - BEACON'S DUE DILIGENCE/CONDITION OF THE PROPERTY

     Beacon acknowledges that prior to the execution of this Agreement, Beacon has conducted its examinations, inspections, testing, studies and/or investigations (herein collectively called the "DUE DILIGENCE") of the Property and information regarding the Property and waives any rights to terminate this Agreement on account of any Due Diligence matters. Notwithstanding anything to the contrary set forth herein, Beacon acknowledges that Contributor has informed Beacon that due to Contributor's numerous reorganizations of its real estate investment offices over the previous five years, some Property Documents have been lost or destroyed, and some Property Documents may be mis-labeled in Contributor's storage facilities and thus not available. In addition, Contributor has informed Beacon that Prudential's file storage facilities in Pennsylvania and New Jersey were each the subject of separate fires in early 1997 resulting in many Contributor files relating to the Property not being complete. Accordingly, notwithstanding anything to the contrary set forth herein, Contributor cannot, and does not, represent that the files it now has are complete. Beacon and Contributor each acknowledge and agree that Beacon shall have no additional period after the date of this Agreement to conduct further physical Due Diligence or other examinations regarding the Property. At Closing and as a material inducement for Contributor to consummate the Transaction, Beacon will deliver a certification in the form of EXHIBIT D attached hereto and incorporated herein by this reference. Beacon has notified Contributor that Beacon elects not to assume any of the Existing Contracts. To the extent such Existing Contracts are terminable without cost under the terms thereof, Contributor shall terminate all Existing Contracts, effective as of the Closing Date, or if a termination notice period is required and is not waived by the contractor, then effective on such later date as may be required under the terms of such Existing Contract, and Beacon shall be responsible for all costs and liabilities thereunder from and after the Closing Date until the termination of such Existing Contract. To the extent any Existing Contracts are not terminable without cost under the terms thereof, Beacon shall be required to accept the assignment thereof at Closing. In any event, Contributor shall terminate as of the Closing Date at no cost to Beacon (i) any management contracts affecting the Property and, (ii) to the extent terminable at no cost to Contributor, any leasing contracts affecting the Property.

                        ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing, all of which (as to both revenues and expenses) shall be adjusted to reflect that Contributor is transferring and Beacon is acquiring only a 50% undivided interest in the
Property:

     5.1   LEASE RENTALS.

           5.1.1 RENTS. All collected rents and other payments from tenants under the leases shall be prorated between Contributor and Beacon as of the day prior to the Closing Date. Contributor shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges, and other revenue of any kind attributable to any period under the Leases prior to but not including the Closing Date. Beacon shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but Beacon shall make a good faith effort to collect the same on Contributor's behalf and to tender the same to Contributor upon receipt (which obligation of Beacon shall survive the Closing and not be merged therein); PROVIDED, HOWEVER, that all rents, escalations and other reimbursements due landlord under the Leases collected by Beacon on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection for post-Closing periods (I.E., current rents and sums due Beacon as the current owner and landlord) with the balance (if any) payable to Contributor, but only to the extent of amounts delinquent and actually due Contributor. Beacon shall not have an exclusive right to collect the sums due Contributor under the Leases and Contributor hereby retains its rights to pursue any tenant under the Leases for sums due Contributor for periods attributable to Contributor's ownership of the Property; PROVIDED, HOWEVER, that Contributor shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. Contributor's rights under the immediately preceding sentence shall survive the Closing and not be merged therein. Beacon shall receive a credit against the Consideration for pre-paid rentals held by Contributor covering the period post-Closing.

           5.1.2 [RESERVED].

     5.2 REAL ESTATE AND PERSONAL PROPERTY TAXES. Real estate and personal property taxes shall be prorated on a cash basis for the fiscal year in which the Closing occurs, regardless of the year for which such taxes are assessed. Such proration shall be calculated based upon the actual number of days in such fiscal year, with Contributor being responsible for that portion of such fiscal year occurring prior to midnight of the day prior to the Closing Date and Beacon being responsible for that portion of such fiscal year occurring after midnight of the day prior to the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the fiscal year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding fiscal year, and such proration shall be adjusted between Contributor and Beacon upon presentation of written evidence that the actual taxes paid for the fiscal year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of SECTION 5.8. Contributor shall pay all installments of special assessments due and payable prior to the Closing Date and Beacon shall pay all installments of special assessments due and payable on and after the Closing Date; PROVIDED, HOWEVER, that Contributor shall not be responsible for any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (I.E., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property, Beacon hereby agrees to pay all such taxes and to indemnify and save Contributor harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein.

     5.3 OTHER PROPERTY OPERATING EXPENSES. Operating expenses for the Property shall be prorated as of midnight of the day prior to the Closing Date. Contributor shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable directly by tenants in accordance with the Leases) and Beacon shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Beacon and Contributor shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Contributor shall not assign to Beacon any deposits which Contributor has with any of the utility services or companies servicing the Property. Beacon shall arrange with such services and companies to have accounts opened in Beacon's name beginning at 12:01 a.m. on the Closing Date.

     5.4 CLOSING COSTS. Beacon shall pay all premiums and charges of the Title Company for the Owner's Title Policy (including endorsements) to be issued pursuant to the Title Report, the cost of any updates or modifications to the Survey obtained by Beacon, all recording and filing charges in connection with the instruments by which Contributor conveys the Property, one-half (1/2) of all escrow or closing charges, all costs of Beacon's Due Diligence and any other costs customarily paid by the buyer pursuant to local practice. Contributor shall pay all transfer taxes applicable to the transfer of the Property to Beacon, one-half (1/2) of all escrow or closing charges and, except as otherwise provided herein, any other costs customarily paid by the Contributor pursuant to local practice. Except as otherwise agreed by the parties, each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

     5.5 CASH SECURITY DEPOSITS. At Closing, Contributor shall give Beacon a credit against the Consideration in the aggregate amount of the unapplied cash security deposits then held by Contributor under the Leases and any interest thereon LESS, any administrative or similar charges to which Contributor may be entitled under applicable law.

     5.6 APPORTIONMENT CREDIT. In the event the apportionments to be made at the Closing result in a credit balance:

           (i) to Beacon, such sum shall be paid (at Contributor's option) by Contributor at the Closing by either (a) giving Beacon a credit against the Consideration and a corresponding reduction in the number of OP Units to be issued to Contributor in the amount of such credit balance, or (b) paying the amount thereof to Beacon at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Beacon; or

           (ii) to Contributor, such sum shall be paid (at Contributor's option) by Beacon at the Closing by either (a) giving Contributor a credit against the Consideration and a corresponding increase in the number of OP Units to be issued to Contributor in the amount of such credit balance, or (b) paying the amount thereof to Contributor at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Contributor.

     5.7   CLOSING STATEMENT.   Contributor shall cause its accounting staff
           ("CONTRIBUTOR'S ACCOUNTANTS"), in cooperation with Beacon's accounting staff ("BEACON'S ACCOUNTANTS"), to make such examinations and audits of the books and records pertaining to the Property as may be necessary to make the adjustments and prorations required under this ARTICLE 5, or under any other provisions of this Agreement. All such adjustments and prorations shall be made in accordance with the provisions of this Agreement and otherwise on a cash basis in accordance with sound accounting practices. Based upon the results thereof, Contributor's Accountants and Beacon's Accountants will prepare and deliver to Beacon and Contributor no later than two (2) business days prior to the Closing a closing statement (the "CLOSING STATEMENT"), which shall contain the parties' best estimate of the amounts of the items requiring the prorations and adjustments in accordance with this Agreement. The amounts set forth on the Closing Statement shall be the basis upon which the prorations and adjustments provided for herein shall be made at the Closing. The Closing Statement shall be binding and conclusive on all parties hereto to the extent of the items covered by the Closing Statement, except where this Agreement expressly provides for further adjustment of such amounts after Closing, and except as otherwise provided in SECTION 5.8 below.

     5.8 DELAYED ADJUSTMENT. If at any time following the Closing Date, the amount of an item listed in any section of this ARTICLE 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. The provisions of this SECTION 5.8 shall survive the Closing and not be merged therein.

                                 ARTICLE 6 - CLOSING

Beacon and Contributor hereby agree that the Transaction shall be consummated as follows:

     6.1 CLOSING DATE. The Transaction shall close ("CLOSING") on the date hereof (the "CLOSING DATE"). Closing may, at Contributor's election, be either by a so-called "New York style" closing or through escrow. The Closing shall take place at 10:00 a.m. Eastern Time in the offices of Contributor's attorneys and Beacon and Contributor shall conduct a "pre-closing" on the last business day prior to the Closing Date with title transfer and payment of the Consideration to be completed on the Closing Date as set forth in
           SECTION 6.2.  Time is of the essence with respect to the Closing
           Date.

     6.2 TITLE TRANSFER AND PAYMENT OF CONSIDERATION. Provided all conditions precedent to Contributor's obligations hereunder have been satisfied, Contributor agrees to transfer and contribute title to Contributor's interest in the Real Property to Beacon upon confirmation of issuance of the OP Units to Contributor and receipt by Stewart Title Guaranty Company, whose mailing address is 455 East 500 South, Suite 200, Salt Lake City, UT 84111 Attention: Cindy Lund, as escrow agent ("ESCROW AGENT"), of any closing adjustments payable to Contributor all as set forth in this Agreement. Provided all conditions precedent to Beacon's obligations hereunder have been satisfied, Beacon agrees to issue the OP Units to Contributor and deliver any such closing adjustments to the Escrow Agent by no later than 3:00 p.m. Eastern Time on the Closing Date.

     6.3 CONTRIBUTOR'S CLOSING DELIVERIES. At the Closing, Contributor shall deliver or cause to be delivered to the Escrow Agent the following:

           (a) DEED. A deed in the form of EXHIBIT E attached hereto and incorporated herein by this reference, transferring and contributing to Beacon all of Contributor's right, title and interest in and to the Real Property, subject only to the Permitted Exceptions (collectively, "DEED").

           (b) BILL OF CONVEYANCE. A Bill of Conveyance from Contributor, in the form of EXHIBIT F attached hereto and incorporated herein by this reference transferring and contributing all of Contributor's right, title and interest in and to the Personal Property.

           (c) ASSIGNMENT OF TENANT LEASES. An assignment and assumption of tenant leases from Contributor, in the form of EXHIBIT G attached hereto and incorporated herein by this reference ("ASSIGNMENT OF LEASES") transferring all of Contributor's interest in the tenant space leases encumbering the Property on the Closing Date and any amendments, guarantees and other documents relating thereto (herein collectively called the "LEASES"), together with all assignable non-cash security deposits deposited by the tenants thereunder and not applied by Contributor in accordance with the terms of the Leases.

           (d) ASSIGNMENT OF EQUIPMENT LEASES, COMMISSION AGREEMENTS AND SERVICE CONTRACTS. An assignment and assumption of equipment leases, commission agreements, service contracts, warranties and guaranties and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Conveyance or Assignment of Leases) from Contributor, in the form of EXHIBIT H attached hereto and incorporated herein by this reference ("ASSIGNMENT OF CONTRACTS"), transferring, to the extent assignable, without liability or expense to Contributor, all of Contributor's interest in the equipment leases and any lease commission agreements in effect at the Property on the Closing Date, all uncanceled service contracts encumbering the Property on the Closing Date, all warranties and guaranties which remain in effect on the Closing Date and any Other Property Rights not otherwise transferred to Beacon, excluding all Rejected Contracts which are terminated effective on or before the Closing Date (all of the foregoing being herein collectively called the "CONTRACTS").
                 Contributor shall not assign any existing management agreement or any contracts or policies of insurance for the Property.

           (e) NOTICE TO TENANTS. A single form letter from Contributor, in the form of EXHIBIT J attached hereto and incorporated herein by this reference to each tenant under the Leases, duplicate copies of which would be sent notifying it of the disposition of the Property to Beacon and advising it that all future payments of rent and other payments due under the Leases are to be made to Beacon at an address designated by Beacon.

           (f) NON-FOREIGN STATUS AFFIDAVIT. A non-foreign status affidavit in the form of EXHIBIT K attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, from Contributor.

           (g) EVIDENCE OF AUTHORITY. A certificate of an Assistant Secretary of Prudential and certificates of authorized officers of Pru-Partner-1 and Pru-Partner-2, with respect to the authority to act on behalf of such entity of the individual executing on behalf of such entity all documents to be executed by such entity on behalf of itself and Contributor pursuant to this Agreement.

           (h) CONTRIBUTOR'S CERTIFICATES. A certificate of Contributor certifying to the truth and accuracy in all material respects as of the Closing Date of the matters set forth in SECTION 8.2.1.

           (i) PROPERTY DOCUMENTS. (i) To the extent in the possession of Contributor or the current manager of the Property, other than Privileged Items, (A) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Property, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all non-proprietary books and records located at the Property or at the office of Contributor's building manager relating to the Property and the ownership and operation thereof (the items described in CLAUSES (I) and (II) being herein collectively called the "PROPERTY DOCUMENTS"); it being expressly agreed that Contributor shall have the right to retain copies of the Property Documents.

           (j) OTHER DOCUMENTS. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Contributor and Beacon to consummate the Transaction.

           (k) LETTERS OF CREDIT AS TENANT SECURITY DEPOSITS. With respect to any security deposits which are letters of credit, Contributor shall, if the same are assignable, (i) deliver to Beacon at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Beacon to change the named beneficiary under such letters of credit to Beacon so long as Contributor does not incur any additional liability or expense in connection therewith.

           (l) KEYS AND ORIGINAL DOCUMENTS. Keys to all locks on the Real Property (in Contributor's or Contributor's building manager's possession) and originals or, if originals are not available, copies, of the Leases and Contracts (unless canceled as set forth herein) encumbering the Property on the Closing Date.

           (m) TRANSFER TAXES. If applicable, duly completed and signed real estate transfer tax returns.

           (n)   CLOSING STATEMENT.  The Closing Statement.

           (o) TITLE INSURANCE REQUIREMENTS. Those items required to be delivered by Contributor pursuant to SECTION 3.2.

           (p) BEACON LP AMENDMENT. A First Amendment to Agreement of Limited Partnership in the form of EXHIBIT P (the "BEACON LP AMENDMENT") attached hereto and incorporated herein by this reference, executed by Contributor.

           (q) REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement in the form of EXHIBIT Q (the "REGISTRATION RIGHTS AGREEMENT") attached hereto and incorporated herein by this reference, executed by Contributor.

           (r) PROSPECTIVE SUBSCRIBER QUESTIONNAIRES. A Prospective Subscriber Questionnaire in substantially the form set forth in EXHIBIT R hereto.

     6.4 BEACON CLOSING DELIVERIES. At the Closing, Beacon shall deliver or cause to be delivered to Contributor the following:

           (a)   [Reserved]

           (b) ASSIGNMENT OF LEASES. The Assignment of Leases executed and acknowledged by Beacon.

           (c) ASSIGNMENT OF EQUIPMENT LEASES, COMMISSION AGREEMENTS AND SERVICE CONTRACTS. The Assignment of Contracts executed and acknowledged by Beacon.

           (d) BEACON'S CERTIFICATES. The certificate of Beacon required under ARTICLE 4 hereof and a certificate of Beacon certifying as to the truth and accuracy in all material respects as of the Closing Date of the matters set forth in SECTION 8.1.

           (e)   EVIDENCE OF AUTHORITY.   Documentation to establish to
                 Contributor's reasonable satisfaction the due authorization of Beacon's acquisition of the Property and Beacon's delivery of the documents required to be delivered by Beacon pursuant to this Agreement (including, but not limited to, the organizational documents of Beacon, as they may have been amended from time to time, and resolutions and incumbency certificates of Beacon).

           (f)   OTHER DOCUMENTS.   Such other documents as may be reasonably
                 required by the Title Company or may be agreed upon by Contributor and Beacon to consummate the Transaction.

           (g) TRANSFER TAXES. If applicable, duly completed and signed real estate transfer tax returns.

           (h)   CLOSING STATEMENT.  The Closing Statement.

           (i) BEACON LP AMENDMENT. The Beacon LP Amendment executed by Beacon, and evidencing the issuance to Contributor of the OP Units comprising Contributor's Consideration, which OP Units shall be free and clear of any claims, liens, voting agreements, options, charges or encumbrances or restrictions of any kind, nature or description.

           (j) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement executed by Beacon and Beacon Capital Partners, Inc.

     6.5 DELIVERY OF DEED. Effective upon delivery of the Deed, actual and exclusive possession (subject only to the Permitted Exceptions) and risk of loss to the Property shall pass from Contributor to Beacon.


                          ARTICLE 7 - CONDITIONS TO CLOSING

     7.1   CONTRIBUTOR'S OBLIGATIONS.   Contributor's obligation to close the
           Transaction is conditioned on all of the following, any or all of which may be waived by Contributor by an express written waiver, at its sole option:

           (a)   [Reserved].

           (b) REPRESENTATIONS TRUE. All representations and warranties made by Beacon in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

           (c) BEACON'S FINANCIAL CONDITION. Beacon's financial condition has not materially changed at any time since the date of any of Beacon's financial statements submitted to Contributor; and

           (d) BEACON'S DELIVERIES COMPLETE. Beacon shall have delivered the funds required hereunder and all of the documents to be executed by Beacon set forth in SECTION 6.4 and shall have performed in all material respects all other covenants, undertakings and obligations, and complied in all material respects with all conditions required by this Agreement, to be performed or complied with by Beacon at or prior to the Closing.

     7.2 BEACON'S OBLIGATIONS. Beacon's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Beacon in writing, at its sole option:

           (a) REPRESENTATIONS TRUE. All representations and warranties made by Contributor in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

           (b) TITLE CONDITIONS SATISFIED. At the time of the Closing, title to the Property shall be as provided in ARTICLE 3 of this Agreement.

           (c)   ESTOPPEL LETTERS.   Executed estoppel letters from Polaroid
                 Corporation, The Charles Stark Draper Laboratory, Inc. and Massachusetts Institute of Technology have previously been delivered by Contributor to Beacon. Beacon hereby approves of all of the estoppel letters received by Beacon, in full satisfaction of the condition set forth in this SECTION 7.2(C).

           (d) CONTRIBUTOR'S DELIVERIES COMPLETE. Contributor shall have delivered all of the documents and other items required pursuant to SECTION 6.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Contributor at or prior to the Closing.

     7.3 WAIVER OF FAILURE OF CONDITIONS PRECEDENT. At any time or times on or before the date specified for the satisfaction of any condition, Beacon or Contributor may elect in writing to waive the benefit of any such condition set forth in SECTION 7.1 or SECTION 7.2, respectively. By closing the Transaction, Beacon shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in SECTION 7.2. In the event any of the conditions set forth in SECTIONS 7.1 or 7.2 are neither waived nor fulfilled, Beacon or Contributor (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of ARTICLE 10.

                      ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

     8.1 BEACON'S REPRESENTATIONS. Beacon represents and warrants to, and covenants with, Contributor as follows:

           8.1.1 BEACON'S AUTHORIZATION. Beacon is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the Commonwealth of Massachusetts, and is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Beacon, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Beacon, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Beacon, have been duly authorized by all requisite corporate action on the part of Beacon and are the valid and legally binding obligation of Beacon, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Beacon, nor the performance of the obligations of Beacon hereunder or thereunder will result in the violation of any law or any provision of the articles of incorporation and by-laws of Beacon or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Beacon is bound.

           8.1.2 BEACON'S FINANCIAL CONDITION. Beacon's financial condition is as is represented to Contributor on any financial statements previously submitted to Contributor by Beacon.

           8.1.3 THE COMPANY'S AUTHORIZATION. Beacon Capital Partners, Inc., Beacon's sole general partner (the "COMPANY") has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, and is duly qualified to transact business and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company. The Company has full right, authority, power and capacity: (i) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to this Agreement; and (ii) to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument by or on behalf of the
                 Company: (x) does not and will not violate the Company's organizational documents; and (y) does not and will not violate any foreign, federal, state, local or other laws applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect.

           8.1.4 ISSUANCE OF UNITS AND COMMON STOCK. The OP Units to be issued upon consummation of the Transaction have been duly authorized and validly issued, free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of every nature, except as provided in this Agreement, that certain Agreement of Limited Partnership of Beacon, dated as of March 16, 1998, as amended to date (the "PARTNERSHIP AGREEMENT"), and the Registration Rights Agreement. The shares of common stock of the Company that may be issued upon conversion of the OP Units under the terms of the Partnership Agreement will have been duly authorized and when issued in accordance with the terms of the Partnership Agreement, will be validly issued and fully paid and nonassessable.

           8.1.5 CAPITALIZATION; STATUS OF INTERESTS.

                 (a) Beacon has an authorized, issued and outstanding capitalization as set forth on EXHIBIT S attached hereto. All of the partnership interests of Beacon shown on such EXHIBIT S have been duly authorized and validly issued and are fully paid and nonassessable.

                 (b) The Company has an authorized, issued and outstanding capitalization as set forth on EXHIBIT T attached hereto. All of the capital stock of the Company has been duly authorized, and the capital stock of the Company outstanding is validly issued, fully paid and nonassessable. The subsidiaries of the Company are as set forth on EXHIBIT U hereto.

                 (c) Except for the interests owned by the Company in Beacon or owned by the Company or Beacon in any of the subsidiaries, neither the Company nor Beacon owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

                 (d) Except as disclosed on EXHIBITS S AND T, there are no outstanding (i) securities or obligations of Beacon or the Company convertible into or exchangeable for any capital stock of the Company or any equity interest in Beacon, (ii) warrants, rights or options to subscribe for or purchase from the Company or Beacon any such capital stock or equity interests or any such convertible or exchangeable securities or obligations,
                         (iii) obligations of the Company or Beacon to issue any shares of capital stock, any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, and (iv) agreements or arrangements restricting the voting or transfer of the capital stock of the Company or the equity interests in Beacon.

           8.1.6 COMPLIANCE WITH LAWS.

                 (a) Beacon and the Company have complied with all laws, regulations and orders applicable to it or its respective business and properties except where the failure to so comply would not result in a material adverse change in the financial condition or results of operations of the Company and Beacon, taken as a whole. Beacon and the Company possess all certificates, authorizations and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not result in a material adverse change in the financial condition or results of operations of the Company and Beacon, taken as a whole. Neither Beacon nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the financial condition or results of operations of the Company and Partnership, taken as a whole.

                 (b) (i) Neither Partnership nor the Company is in violation of any federal or state law or regulation relating to occupational safety and health, (ii) Beacon and the Company have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and (iii) Beacon and the Company are in compliance with all terms and conditions of any such permit, license or approval, except with respect to each of (i), (ii), and (iii) any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the financial condition or results of operations of the Company and Beacon, taken as a whole.

           8.1.7 DISCLOSURE. Beacon has provided Contributor with a true, correct and complete copy of that certain Registration Statement on Form S-11 of the Company, dated as of June 16, 1998 (the "RESALE REGISTRATION STATEMENT"). As of the date it was originally filed with the Securities and Exchange Commission, the Resale Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           8.1.8 SURVIVAL. Notwithstanding anything herein to the contrary, the provisions of this SECTION 8.1 shall survive the Closing.

     8.2   CONTRIBUTOR'S REPRESENTATIONS.

           8.2.1 CONTRIBUTOR'S AUTHORIZATION. Contributor represents and warrants to Beacon as follows: Contributor is (a) duly organized (or formed), validly existing and in good standing under the laws of its State of organization, (b) authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Contributor, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Contributor and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Contributor have been duly authorized by all requisite partnership and corporate action on the part of

                 Contributor and its constituent partners and are the valid and legally binding obligation of Contributor enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Contributor nor the performance of the obligations of Contributor hereunder or thereunder will result in the violation of any law or any provision of the joint venture agreement, articles of incorporation and by-laws of Prudential or any of its constituent partners or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Contributor is bound.

           8.2.2 [RESERVED].

           8.2.3 [RESERVED].

           8.2.4 CONTRIBUTOR'S REPRESENTATIONS REGARDING THE PROPERTY. Contributor represents and warrants to Beacon that, to Contributor's knowledge (as such term is hereinafter defined):

                 (a) Except as listed in EXHIBIT L attached hereto and incorporated herein by this reference, Contributor has not received any written notice of pending litigation against Contributor which would, if determined adversely to Contributor, adversely affect the Property.

                 (b) Contributor has not entered into any service, supply, maintenance or utility contracts affecting the Property which will be binding upon Beacon after the Closing other than the Contracts listed in EXHIBIT B attached hereto. Contributor has delivered to Beacon true and complete copies of the Contracts.

                 (c) Contributor has not received any written notice of default under the terms of any of the Contracts except as listed in EXHIBIT L attached hereto.

                 (d) As of the date of this Agreement, the only tenants of the Property are the tenants listed in EXHIBIT M attached hereto and incorporated herein by this reference, under the leases described in EXHIBIT M. True and complete copies of the Leases have been furnished to Beacon.

                 (e) Except as listed in EXHIBIT L attached hereto, Contributor has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.

                 (f) Contributor has not entered into any currently effective agreement to sell or dispose of all of its interest in and to the Property (except for this Agreement).

                 (g) Except as listed on EXHIBIT M, Contributor has no obligation to perform any tenant improvement work under any of the leases listed in EXHIBIT M.

                 (h) Except for brokerage or leasing commissions which may become due under the leasing agreement described on EXHIBIT B upon renewals, extensions or expansions of the Leases listed on EXHIBIT M, there are no brokerage or leasing commissions due with respect to any of the Leases listed on EXHIBIT M or any renewals, extensions or expansions thereof.

           8.2.5 INVESTMENT REPRESENTATIONS AND WARRANTIES. Contributor represents and warrants as follows:

                 (a) It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). It understands the risks of, and other considerations relating to, the purchase of the OP Units. It, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the OP Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in Beacon and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment.

                 (b) The OP Units to be issued to Contributor will be acquired by Contributor for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein although (x) under the terms of the Partnership Agreement, the OP Units may be redeemed at the request of the holder thereof at any time following the expiration of the period described in SUBSECTION 9.3.4 of this Agreement for cash or (at the option of the Company) for common stock of the Company and (y) the holder of any such common stock issued upon presentation of OP Units for redemption will be afforded certain rights to have either the issuance or resale of such common stock registered under the Securities Act or applicable state securities laws under the Registration Rights Agreement.

                 (c) Contributor acknowledges that (i) the OP Units to be issued to it have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (ii) Beacon's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein, (iii) such OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,
                         (iv) there is no public market for such OP Units, and
                         (v) Beacon has no obligation or intention to register such OP Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such OP Units to be issued hereunder which are set forth in this Agreement and in the Partnership Agreement, such person may have to bear the economic risk of the investment commitment evidenced by this Agreement and any OP Units obtained hereunder for an indefinite period of time, although
                         (x) under the terms of the Partnership Agreement, OP Units may be redeemed at the request of the holder thereof at any time following the expiration of the period described in SUBSECTION 9.3.4 of this Agreement for cash or (at the option of the Company) for common stock of the Company and (y) the holder of any such common stock issued upon a presentation of OP Units for redemption will be afforded certain rights to have the issuance or subsequent resale of such common stock registered under the Securities Act or applicable state securities laws under the Registration Rights Agreement.

     8.3   GENERAL PROVISIONS.

           8.3.1 DEFINITION OF "CONTRIBUTOR'S KNOWLEDGE". All references in this Agreement to "CONTRIBUTOR'S KNOWLEDGE" or words of similar import shall refer only to the actual knowledge of Leigh Rae of Prudential (the "DESIGNATED EMPLOYEE"), after making inquiry of Contributor's property manager, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Contributor, its partners or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Beacon or the contents of files maintained by the Designated Employee. There shall be no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

           8.3.2 CONTRIBUTOR'S REPRESENTATIONS DEEMED MODIFIED. To the extent that Beacon knows prior to the date of this Agreement that Contributor's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Beacon's knowledge.

           8.3.3 NOTICE OF BREACH; CONTRIBUTOR'S RIGHT TO CURE. If prior to the Closing, Beacon or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "BEACON'S REPRESENTATIVES") obtains actual knowledge that any of the representations or warranties made herein by Contributor are untrue, inaccurate or incorrect in any material respect, Beacon shall give Contributor written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Contributor obtains knowledge that any of the representations or warranties made herein by Contributor are untrue, inaccurate or incorrect in any material respect, Contributor shall give Beacon written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Contributor shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If

                 Contributor is unable to so cure any misrepresentation or breach, then Beacon, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Consideration, or (b) to terminate this Agreement by written notice given to Contributor on the Closing Date, in which event this Agreement shall be terminated and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Beacon shall be deemed to waive such misrepresentation or breach of warranty, and Beacon shall be required to consummate the Transaction without any reduction of or credit against the Consideration. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Beacon's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated by Beacon to exceed Two Hundred Fifty Thousand Dollars ($250,000).

           8.3.4 SURVIVAL; LIMITATION ON CONTRIBUTOR'S LIABILITY. The representations and warranties made by Prudential, Pru-Partner-1, Pru-Partner-2 and Contributor in SECTION 8.2 shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days and Contributor shall only be liable to Beacon hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Contributor at the Closing with respect to which a claim is made by Beacon against Contributor on or before the one hundred eightieth (180th) day after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Contributor for Contributor's breaches of representations and warranties herein or in any documents executed by Contributor at Closing (including, but not limited to, any landlord estoppel letters delivered pursuant to SECTION 7.2(C)) shall be limited as set forth in SECTION 14.16 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Beacon hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Contributor for damages that Beacon may incur, or to rescind this Agreement and the Transaction, as the result of any of Contributor's representations or warranties being untrue, inaccurate or incorrect if (a) Beacon knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Beacon's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than Two Hundred Fifty Thousand Dollars ($250,000).


                                ARTICLE 9 - COVENANTS

     9.1   BEACON'S COVENANTS.  Beacon hereby covenants as follows:

           9.1.1 CONFIDENTIALITY. Beacon acknowledges that any information furnished to Beacon with respect to the Property is and has been so furnished on the condition that Beacon maintain the confidentiality thereof. Accordingly, Beacon shall hold, and shall cause its directors, officers and other personnel and the other Beacon's Representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Contributor until the Closing shall have been consummated, any of the information in respect of the Property delivered to or for the benefit of Beacon whether by agents, consultants, employees or representatives of Beacon or by Contributor or any of its agents, representatives or employees, including, but not limited to, any information obtained by Beacon or any of Beacon's Representatives in connection with any studies, inspections, testings or analyses conducted by Beacon as part of its Due Diligence. In the event the Closing does not occur and this Agreement is terminated, Beacon shall promptly return to Contributor all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Beacon may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it, and (ii) as any governmental agency may require in order to comply with applicable laws or regulations. The provisions of this SUBSECTION 9.1.1 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

           9.1.2 APPROVALS NOT A CONDITION TO BEACON'S PERFORMANCE. Beacon acknowledges and agrees that Beacon's obligation to perform under this Agreement is not contingent upon Beacon's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Beacon requests, or (d) endorsements to the Title Policy.

           9.1.3 BEACON'S INDEMNITY; DELIVERY OF REPORTS. Beacon hereby agrees to indemnify, defend, and hold Contributor, its counsel, Broker (as defined below), Broker's sales agents, and all partners, officers, directors, employees, agents and attorneys of Contributor, its counsel, Broker, and Broker's sales agents, and any other party related in any way to any of the foregoing (all of which parties are herein collectively called the "CONTRIBUTOR PARTIES"), and the Property free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees and costs), arising out of or resulting from the entry and/or the conduct of activities upon the Property by Beacon, its agents, contractors, subcontractors and/or other Beacon's Representatives in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Beacon shall deliver promptly to Contributor copies of all third party reports commissioned by Beacon evidencing the results of tests, studies or inspections of the Property.

           9.1.4 LIMIT ON GOVERNMENT CONTACTS. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Property, Beacon shall not contact any governmental official or representative regarding Hazardous Materials (as defined below) on or the environmental condition of the Property without Contributor's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Contributor's consent is obtained by Beacon, Contributor shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Beacon has any such contact with any governmental official or representative. For purposes of this Agreement, the term "HAZARDOUS MATERIAL" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

           9.1.5 ASSUMPTION OF CBA OBLIGATIONS. In the event that Contributor or Contributor's managing agent employs any employees at the Property who are subject to any collective bargaining agreement (any such employees and collective bargaining agreements being listed on EXHIBIT N attached hereto and incorporated herein by this reference), Beacon shall, on or before the Closing Date, become, or retain a managing agent for the Property who is, a member of any required union or other association and shall assume, or cause such managing agent to assume, all of the obligations of Contributor or its managing agent in accordance with such collective bargaining agreements with respect to such employees or any replacements of such employees.

           9.1.6 ENVIRONMENTAL INSURANCE POLICIES. In the event Beacon at any time obtains any insurance policy insuring Beacon against liabilities relating to Hazardous Materials at, near, under or about the Property, Beacon agrees at its sole cost to arrange for the insurer to name Contributor, Prudential, Pru-Partner-1 and Pru-Partner-2 as additional insureds thereunder. The provisions of this SUBSECTION 9.1.6 shall survive the Closing (and not be merged therein).

           9.1.7 DEVELOPMENT PREMIUM. In the event at any time before the fifth (5th) anniversary of the Closing Date, Beacon obtains a building permit allowing a development in excess of Two Hundred Thousand (200,000) rentable square feet of space on the Building 549 site (as shown on the site plan approved by the applicable authority at that time), (i) Beacon shall provide Contributor with written notice thereof, accompanied by copies of the approved site plan and the building permit, and shall provide Contributor with any other relevant items reasonably requested by Contributor, and (ii) Beacon shall pay to Contributor not later than ten (10) business days after the date such building permit is issued, an amount determined by multiplying Five Dollars ($5.00) by the number of rentable square feet approved by the applicable authority in excess of Two Hundred Thousand (200,000) rentable square feet. The provisions of this SUBSECTION 9.1.7 shall survive the Closing (and not be merged therein).

           9.1.8 POLAROID RESTORATION PAYMENT. Under the terms of the Lease to Polaroid Corporation ("POLAROID"), after Closing Polaroid will be obligated to pay to the landlord under the Lease an amount (the "POLAROID RESTORATION AMOUNT"), which has not yet been determined, relating to the restoration of Polaroid's premises following the expiration of its Lease. Beacon shall be responsible for the negotiation of the Polaroid Restoration

                 Amount, shall advise Contributor of any material decisions made in connection therewith, and shall provide Contributor with copies of any documentation executed in connection therewith and any other relevant information reasonably requested by Contributor. Contributor and Beacon agree to share the Polaroid Restoration Amount as follows: (i) Contributor and Asahi International Ltd. shall be entitled to the first Five Hundred Thousand Dollars ($500,000.00) thereof paid by Polaroid, (ii) (a) Beacon shall be entitled to retain 50% of, and (b) Contributor and Asahi International Ltd. shall be entitled to retain 50% of, all amounts paid by Polaroid in excess of Five Hundred Thousand Dollars ($500,000.00), (iii) in the event Polaroid pays a total Polaroid Restoration Amount less than Three Hundred Fifty Thousand Dollars ($350,000.00), then not later than ten (10) business days after Polaroid makes such payment of the Polaroid Restoration Amount, Beacon shall remit the full Polaroid Restoration Amount to Contributor and Asahi International Ltd. and Beacon shall pay to Contributor and Asahi International Ltd. an amount equal to Three Hundred Fifty Thousand Dollars ($350,000.00), minus the amount of the Polaroid Restoration Amount paid by Polaroid and remitted to Contributor and Asahi International Ltd., and (iv) if Polaroid pays no Polaroid Restoration Amount, then not later than ten (10) business days after the earlier of (a) the date upon which Beacon agrees to accept no Polaroid Restoration Amount, or (b) December 1, 1999, Beacon shall pay to Contributor and Asahi International Ltd. the sum of Three Hundred Fifty Thousand Dollars ($350,000.00). The provisions of this SUBSECTION 9.1.8 shall survive the Closing (and not be merged therein).

           9.1.9 RESTRICTIONS ON SALE OF PROPERTY.

                 (a) Beacon covenants and agrees that during the period between the Closing Date and March 31, 1999 (the "TAX PROTECTION PERIOD"), neither Beacon nor any designee, successor or assign of Beacon with respect to the Property will transfer, exchange or otherwise dispose of (including pursuant to an involuntary foreclosure or similar event) all or any portion of the Property unless such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE") (which exchange will not include any cash consideration to Beacon or its affiliates in excess of the customary costs and expenses incurred by Beacon or its affiliates in connection with negotiating and closing the acquisition of replacement property effecting such exchange) or otherwise does not trigger any Section 704(c) gain or Section 704(c)-type gain under the Code.

                 (b) If Beacon breaches its obligation under subsection 9.1.9(a) of this Agreement during the Tax Protection Period and thereby causes the recognition of taxable income under the Code by Contributor on account of Built-in Gain, Beacon shall pay Contributor an amount equal to the Federal, state and local income taxes, including interest and penalties except to the extent such interest and penalties accrue as a result of a failure by Contributor to timely file its return ("TAXES"), paid by Contributor on account of the Built-in Gain recognized under the Code as a result of such breach, without duplication of such amounts, at the time or times such Taxes are due to the taxing authorities. The measure of the amount of Taxes payable as a result of a breach of the provisions of SUBSECTION 9.1.1(A) above by Beacon shall be the excess, if any, of (i) the aggregate amount of Taxes deemed payable for the relevant taxable year by Contributor or holders of direct or indirect interests in Contributor computed using the highest marginal tax rate applicable to Contributor or such holders, during such year, over (ii) the aggregate amount of deemed Taxes that would be payable for such year by Contributor or such holders at such rate determined without including any Built-in Gain recognized by Contributor or such holders as a result of the breach by Beacon of the provisions of SUBSECTION 9.1.9(A) above.

                         For purposes of this Agreement, "BUILT-IN GAIN" means Contributor's interest in the excess of the gross fair market value of the Property over such Property's adjusted tax basis for Federal income tax purposes, as determined as of the Closing Date, reduced from time to time by: (i) the amortization of such excess on account of reductions in the so-called "book-tax" disparity of the Property due to Code Section 704(c) and Code Section 704(c) type allocations described in Treasury Regulations Section 1.704-1(b)(4)(i), (ii) any increase in the basis of the Property due to any adjustments under Code Section 734(b), (iii) any Built-in Gain recognized by Contributor with respect to the Property under the Code during the Tax Protection Period as a result of a prior breach by Beacon of the provisions of SUBSECTION 9.1.9(A) and (iv) any Built-in Gain recognized with respect to the Property by Contributor upon a sale or disposition of OP Units.

                 (c) Beacon further agrees, during the period from the end of the Tax Protection Period to the date that is seven and one-half years from the Closing Date (the "SUBSEQUENT PERIOD"), to use reasonable efforts to structure any disposition of all or any portion of the Property as a tax-deferred like-kind exchange under
                         Section 1031 of the Code (which exchange will not include any cash consideration to Beacon or its affiliates in excess of the customary costs and expenses incurred by Beacon or its affiliates in connection with negotiating and closing the acquisition of replacement property effecting such exchange) or is otherwise 100% tax deferred under the Code. Notwithstanding anything herein to the contrary, Beacon shall give Contributor notice of any disposition of all or any portion of the Property as soon as practicable prior to completion and in any event within ten (10) days following, any such disposition.

                 (d) Neither Beacon, the Company, nor any of their subsidiaries or affiliates shall be liable to Contributor for any damages or any other remedy if all or any portions of the Property is disposed of during the Subsequent Period in a taxable manner.

                 (e) The provisions of this SUBSECTION 9.1.9 shall survive the Closing (and not be merged therein).

           9.1.10   WAIVER OF OWNERSHIP LIMITATIONS.

                 (a) Beacon, and by joining this Agreement for purposes of this SUBSECTION 9.1.10, the Company, covenant and agree that, following the expiration of the limitation on Contributor's right to redeem OP Units as set forth in SUBSECTION 9.3.4, Beacon and the Company shall cause to be issued to Contributor a waiver of the ownership limitations set forth in Article IX of the Articles of Incorporation of the Company, to the extent necessary to permit any proposed redemption by Contributor of OP Units received pursuant to this Agreement; PROVIDED, HOWEVER, that as a condition to delivering any such required waiver of ownership limitations, Beacon and the Company shall be entitled to receive a representation and warranty from Contributor confirming that such redemption request is not being made by Contributor in connection with an actual or anticipated sale of all or any of the capital stock of the Company received in connection with such redemption

                         ("REDEMPTION SHARES") to any person or "group" (as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which would to Contributor's knowledge, in the aggregate, own more than 9.8% of the Company's common stock as a result of the acquisition of such Redemption Shares.

                 (b) Notwithstanding anything in this Agreement to the contrary but in addition to (and in limitation of) the rights of Beacon and the Company under Section 8.6 of the Partnership Agreement, to the extent any proposed redemption by Contributor of OP Units acquired pursuant to this Agreement would cause Contributor's ownership interests in the Company and/or Beacon to exceed any ownership limitations applicable to Contributor under the terms of the Company's Articles of Incorporation, then in lieu of granting the waiver of ownership limitations required under SUBSECTION 9.1.10(A) above, the Company shall have the right, in its discretion, to elect to purchase directly and acquire a portion of the OP Units owned by Contributor equal to the amount of such OP Units which if converted into common stock of the Company would cause Contributor's ownership interests in the Company to be in excess of the applicable ownership limitations. The purchase price payable by the Company to Contributor for such OP Units shall be the Cash Amount (as defined in the Partnership Agreement) with respect to such OP Units.

                 (c) The provisions of this SUBSECTION 9.1.10 shall survive the Closing (and not be merged therein).

     9.2   CONTRIBUTOR'S COVENANTS.  Contributor hereby covenants as follows:

           9.2.1 SERVICE CONTRACTS. Without Beacon's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date Contributor shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice.

           9.2.2 MAINTENANCE OF PROPERTY. Beacon acknowledges that in contemplation of the disposition of the Property, Contributor may have altered or suspended certain maintenance programs and capital improvement projects, and Beacon hereby agrees that it shall accept the Property subject to, and Contributor shall have no obligation to cure, (i) all violations of law or municipal ordinances, orders or requirements and (ii) all physical conditions which would give rise to violations existing (collectively, "VIOLATIONS"), which, with respect to both CLAUSES (I) and (II), exist on the date of this Agreement.

           9.2.3 ACCESS TO PROPERTY. Between the date hereof and the Closing Contributor shall allow Beacon or Beacon's Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property or the rights of tenants;
                 (b) Beacon shall not contact any tenant without Contributor's prior written consent; and (c) Beacon shall not be permitted to perform any further testing or other physical evaluation of the Property prior to Closing. Prior to such time as Beacon or any of Beacon's Representatives enter the Property, Beacon shall obtain policies of general liability insurance which name Contributor as an additional insured and which are with such insurance companies, provide such coverages and carry such limits as Contributor shall reasonably require. Promptly after Contributor's request therefor, Beacon shall provide Contributor with certificates of insurance evidencing that Beacon has obtained the aforementioned policies of insurance.

           9.2.4 BEACON'S AUDIT. Contributor shall provide Beacon's accountants information, to the extent available to Contributor, sufficient to prepare audited financial statements and an audit letter for the Property for the past three (3) years, which information shall include books and records for the Property, property and operating statements, current insurance policies, real estate tax records, capital expenditure records and maintenance records of the Property. Contributor shall have no liability to Beacon, the accountants or any third parties, and Beacon shall defend and indemnify Contributor against any costs or damages in connection with any claims asserted by any person or entity, arising out of Contributor providing such information. The provisions of this subsection shall survive the Closing.

           9.2.5 COOPERATION ON TAX MATTERS. In connection with the issuance of the OP Units to Contributor, Contributor shall provide reasonable assistance to Beacon to enable Beacon to prepare its information and/or tax returns, including historical financial and other information relating to Contributor. In addition, upon the reasonable request of Beacon, as part of the final tax return for Contributor, Contributor shall make or shall cause to be made an election under Section 754 of the Code as part of the final tax return for the Contributor. The provisions of this subsection shall survive the Closing.

     9.3   MUTUAL COVENANTS.

           9.3.1 PUBLICITY.  Contributor and Beacon each hereby covenant that
                 (a) prior to the Closing neither Contributor nor Beacon shall issue any press release or public statement (a "RELEASE") with respect to the Transaction without the prior consent of the other, except to the extent required by law, and (b) after the Closing, any Release issued by either Contributor or Beacon shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either Contributor or Beacon is required by law to issue a Release, such party shall, at least five (5) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

           9.3.2 BROKER. Contributor and Beacon expressly acknowledge that Jones Lang Wootton USA, Inc. ("BROKER") has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Contributor shall pay any brokerage commission due to Broker in accordance with the separate agreement between Contributor and Broker.
                 Contributor and Beacon each represents and warrants to the other that it has not dealt with any other broker, finder or similar person or entity in connection with the Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section.

           9.3.3 TAX CONTESTS; TAX REFUNDS AND CREDITS. Contributor shall have the right to continue and control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for the calendar year in which the Closing occurs and all prior calendar years. Beacon shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for any calendar year subsequent to the calendar year in which the Closing occurs. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: FIRST, to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; SECOND, to pay any amounts due to any tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and THIRD, to be apportioned between Beacon and Contributor as follows:

                 (a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable in the fiscal year in which the Closing occurs (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Beacon and Contributor in proportion to the number of days in such fiscal year that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

                 (b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the fiscal year in which the Closing occurs (regardless of the year for which such taxes are assessed), Contributor shall be entitled to the entire refunds and credits; and

                 (c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the fiscal year in which the Closing occurs (regardless of the year for which such taxes are assessed), Beacon shall be entitled to the entire refunds and credits.

           9.3.4 RESTRICTED TRANSFERS OF OP UNITS. Contributor agrees that, during the ninety (90) day period from the Closing Date, it will not, directly or indirectly, sell, offer or contract to sell, grant an option to purchase, pledge, distribute or otherwise dispose of the OP Units received by it pursuant to this Agreement. Additionally, Contributor agrees, that, during the one year period immediately following the date of this Agreement, it will not, directly or indirectly, redeem or convert the OP Units received by it pursuant to this Agreement. Any transaction entered into in contravention of the restrictions contained in this SUBSECTION 9.3.4 shall be null and void and shall not be binding upon or recognized by Beacon.

           9.3.5 CERTAIN PERMITTED TRANSFERS OF OP UNITS. Subject to SUBSECTION 9.3.4 above, Beacon agrees that, notwithstanding anything to the contrary contained in this Agreement or in SUBSECTIONS 11.3(A), (D)(II) or (D)(III), SECTIONS 11.4, 11.5 or 11.6 of the Partnership Agreement, following the ninety
                 (90) day period after the Closing Date, Contributor shall be permitted to sell, assign, transfer and otherwise dispose of all or any portion of the OP Units received by it pursuant to this Agreement to (a) any direct, or indirect, wholly owned subsidiary of Prudential ("PERMITTED TRANSFEREES"), in which case such transferee shall be admitted as a substitute "Limited Partner" under the terms of SECTION 11.4 of the Partnership Agreement, and (b) to any other person or entity, provided however, that unless the Holder obtains the prior approval of the Company with respect to any transfer pursuant to this SUBSECTION 9.3.5, which approval may be granted or withheld in the sole discretion of the Company, such transferee shall not be deemed to be a substitute "Limited Partner" under the terms of SECTION 11.4 of the Partnership Agreement and instead shall be considered an "Assignee" under the terms of SECTION 11.5 of the Partnership Agreement.

           9.3.6 SURVIVAL. The provisions of this SECTION 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

                          ARTICLE 10 - FAILURE OF CONDITIONS

     10.1  TO CONTRIBUTOR'S OBLIGATIONS.  If, on or before the Closing Date,
           (i) Beacon is in default of any of its obligations hereunder, or
           (ii) any of Beacon's material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Beacon's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Contributor may elect to (a) terminate this Agreement by written notice to Beacon; or (b) proceed to close the Transaction. If this Agreement is so terminated, then thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

     10.2 TO BEACON'S OBLIGATIONS. If, at the Closing, (i) Contributor is in default of any of its obligations hereunder, or (ii) any of Contributor's material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Contributor's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Beacon shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Contributor, or (b) waive the condition and proceed to close the Transaction, or
           (c) seek specific performance of this Agreement by Contributor.

                               ARTICLE 11 - [RESERVED]

                               ARTICLE 12 - [RESERVED]

                               ARTICLE 13 - [RESERVED]

                              ARTICLE 14 - MISCELLANEOUS

     14.1 BEACON'S ASSIGNMENT. Other than an assignment to a limited partnership in which Beacon is the general partner, or to a limited liability company in which Beacon or such limited partnership is a member, Beacon shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Contributor, which consent Contributor may grant or withhold in its sole discretion, and any such assignment shall be null and void. Notwithstanding the foregoing, in sufficient time prior to Closing to allow preparation of the applicable Closing documents, Beacon may by written notice to Contributor designate an entity affiliated with Beacon to take title to the Property at Closing.

     14.2 DESIGNATION AGREEMENT. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "REPORTING REQUIREMENTS") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Contributor, in connection with the Transaction. Title Company ("AGENT") is either
           (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

           (a) Agent is hereby designated as the "REPORTING PERSON" (as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

           (b) Contributor and Beacon shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

           (c) Agent hereby requests Contributor to furnish to Agent Contributor's correct taxpayer identification number. Contributor acknowledges that any failure by Contributor to provide Agent with Contributor's correct taxpayer identification number may subject Contributor to civil or criminal penalties imposed by law. Accordingly, (i) Contributor hereby certifies to

                 Agent, under penalties of perjury, that Contributor's correct taxpayer identification number is 04-2973322.

           (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

     14.3 SURVIVAL/MERGER. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Contributor and the acceptance thereof by Beacon shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Beacon and Contributor to be performed hereunder.

     14.4 INTEGRATION; WAIVER. This Agreement, together with the Schedules and Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     14.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts except to the extent its conflict of law principles would direct the application of the law of a different state or forum.

     14.6 CAPTIONS NOT BINDING; SCHEDULES AND EXHIBITS. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

     14.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including without limitation, the Permitted Transferees.

     14.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.9 NOTICES. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

                 IF TO BEACON:

                 c/o Beacon Capital Partners, Inc.
                 One Federal Street
                 Boston, MA 02110
                 Attention: Erin O'Boyle, Senior Vice President

                 COPY TO:

                 Goulston & Storrs, P.C.
                 400 Atlantic Avenue
                 Boston, MA 02110
                 Attention: Jordan P. Krasnow, Esq.

                 IF TO CONTRIBUTOR:

                 The Prudential Insurance Company of America
                 8 Campus Drive, 4th Floor
                 Arbor Circle South
                 Parsippany, NJ 07054-4493
                 Attention: Mr. John Gregorits

                 COPY TO:

                 The Prudential Insurance Company of America
                 8 Campus Drive, 4th Floor
                 Arbor Circle South
                 Parsippany, NJ 07054-4493
                 Attention: Jay Weiser, Esq.

                 AND COPY TO:
                 Sonnenschein Nath & Rosenthal
                 8000 Sears Tower
                 Chicago, Illinois 60606
                 Attention: David A. Lapins, Esq.

     14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     14.11 NO RECORDATION. Contributor and Beacon each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Beacon agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Contributor against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Contributor by reason of the filing by Beacon of such notice of pendency or other instrument.

     14.12 ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; PROVIDED, HOWEVER, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

     14.13 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto. Whenever Beacon agrees, in this Agreement or in any document executed and delivered by Beacon in connection with the Transaction, to defend, indemnify and/or hold Contributor harmless, Prudential, Pru-Partner-1 and Pru-Partner-2 together, and each of Prudential, Pru-Partner-1 and Pru-Partner-2 separately, shall have the right to enforce such obligation against Beacon.

     14.14 ERISA. To satisfy compliance with ERISA, Beacon represents and warrants to Contributor that, as of the date hereof and as of the Closing Date:

     (a) Beacon's rights under this Agreement do not, and upon its acquisition by Beacon the Property shall not, constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, because one or more of the following circumstances is true:

           (i) Equity interests in Beacon are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); or

           (ii) Less than twenty-five (25%) percent of all equity interests in Beacon are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

           (iii) Beacon qualifies as an "operating company", "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or
                 (e).

     (b) Beacon is not a "governmental plan" within the meaning of Section 3(32) of ERISA and the execution of this Agreement and the acquisition of the Property by Beacon is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

           Beacon hereby agrees to execute such documents or provide such information as Contributor may require in connection with the Transaction or to otherwise assure Contributor that: (i) this is not a prohibited transaction under ERISA, (ii) that the Transaction is otherwise in full compliance with ERISA and (iii) that Contributor is not in violation of ERISA by compliance with this Agreement and by closing the Transaction. Contributor shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and Contributor is satisfied that the Transaction complies in all respects with ERISA. The obligations of Beacon under this section shall survive the Closing and shall not be merged therein.

     14.15 BUSINESS DAY. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or any Federal, State of New Jersey, or State of New York holiday. If any period provided for herein should expire on a non-Business Day, then such period shall be extended to the next Business Day.

     14.16 CONTRIBUTOR'S MAXIMUM AGGREGATE LIABILITY. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Contributor pursuant hereto or in connection herewith, the maximum aggregate liability of Contributor, and the maximum aggregate amount which may be awarded to and collected by Beacon, in any way relating to the Transaction, including, without limitation, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein), that certain Redemption Agreement of even date herewith, between Contributor and Technology Square LLC (including, without limitation, the breach of any representations and warranties contained therein) and any and all documents executed pursuant hereto or in connection herewith (including, without limitation, any landlord estoppel letter provided by Contributor in accordance with the terms of SECTION 7.2(C) hereof), for which a claim is timely made by Beacon and Technology Square LLC shall not exceed One Million Dollars ($1,000,000). The provisions of this section shall survive the Closing and shall not be merged therein.

     14.17 [RESERVED].

     14.18 JURISDICTION.   With respect to any suit, action or proceedings
           relating to this Agreement or the Property ("Proceedings") each party irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts located in the state where the Property is located and (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

     14.19 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP OF BEACON AND CONTRIBUTOR HEREUNDER.

           [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.


CONTRIBUTOR:        LUDDITE ASSOCIATES

                    BY:  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                         By:
                            -------------------------------------------------

                         Name:
                              -----------------------------------------------

                         Its:
                             ------------------------------------------------

                         Date:
                              -----------------------------------------------

                 BY:     PIC REALTY CORPORATION

                         By:
                            -------------------------------------------------

                         Name:
                              -----------------------------------------------

                         Its:
                             ------------------------------------------------

                         Date:
                              -----------------------------------------------

                 BY:     PRUDENTIAL REALTY SECURITIES II, INC.

                         By:
                            -------------------------------------------------

                         Name:
                              -----------------------------------------------

                         Its:
                             ------------------------------------------------

                         Date:
                              -----------------------------------------------

BEACON:             BEACON CAPITAL PARTNERS, L.P.

                    By:  Beacon Capital Partners, Inc., its general partner

                         By:
                            -------------------------------------------------

                         Name:
                              -----------------------------------------------

                         Its:
                             ------------------------------------------------

                         Date:
                              -----------------------------------------------


ACKNOWLEDGED AND AGREED TO
 FOR PURPOSES OF SUBSECTION 9.1.10:

BEACON CAPITAL PARTNERS, INC.

By:
   ----------------------------
Name:
     --------------------------
Its:
    ---------------------------
Date:
     --------------------------

ACKNOWLEDGED AND AGREED TO
 FOR PURPOSES OF SECTION 14.16:

TECHNOLOGY SQUARE LLC, a Delaware limited liability company

By:        Beacon Capital Partners, L.P., its sole member

           By:      Beacon Capital Partners, Inc., its general partner

                    By:
                       ----------------------------
                    Name:
                         --------------------------
                    Its:
                        ---------------------------
                    Date:
                         --------------------------


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